Exhibit 3.2

AMENDED AND RESTATED

BYLAWS

OF

PLAINS CAPITAL CORPORAITON

(A TEXAS CORPORATION)

as amended on July 16, 2009

i

ii

ARTICLE I

OFFICES

Section 1. Principal Office. The principal office of the Corporation shall be in Dallas County, Texas.

Section 2. Other Offices. The Corporation may also have offices at such other places both within and without the State of Texas as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

SHAREHOLDERS

Section 1. Time and Place of Meetings. Meetings of the Shareholders shall be held at such time and at such place, within or without the State of Texas, as shall be determined by the Board of Directors.

Section 2. Annual Meetings. Annual meetings of the shareholders shall be held on such date and at such time as shall be determined by the Board of Directors. At each annual meeting the shareholders shall elect a Board of Directors and transact such other business as may properly be brought before the meeting.

Section 3. Special Meetings. Special meetings of the shareholders may be called at any time by the Chief Executive Officer or the Board of Directors, and shall be called by the Chief Executive Officer or the Secretary at the request in writing of the holders of not less than ten percent (10%) of the voting power represented by all the shares issued, outstanding and entitled to be voted at the proposed special meeting, unless the Articles of Incorporation provide for a different percentage, in which event such provision of the Articles of Incorporation shall govern. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at special meetings shall be confined to the purposes stated in the notice of the meeting. Notwithstanding anything set forth in these Bylaws, at a special meeting requested by the shareholders of the Corporation, only the Corporation and the shareholders who participated in the written meeting request may propose any item for consideration or nominate directors for election at such meeting.

Section 4. Notice. Written or printed notice stating the place, day and hour of any shareholders’ meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than 60 days before the date of the meeting, either personally or by mail, by or at the direction of the Chief Executive Officer, the Secretary or the officer or person calling the meeting, to each shareholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid, addressed to the shareholder at his address as it appears on the share transfer records of the Corporation.

Section 5. Closing of Share Transfer Records and Fixing Record Dates for Matters Other than Consents to Action. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any distribution or share dividend, or in order to make a determination of shareholders for any other proper purpose (other than determining shareholders entitled to consent to action by shareholders proposed to be taken without a meeting of shareholders), the Board of Directors of the Corporation may provide that the share transfer records shall be closed for a stated period but not to exceed, in any case, 60 days. If the share transfer records shall be closed for the purpose of determining shareholders, such record shall be closed for at least ten days immediately preceding such meeting. In lieu of closing the share transfer records, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than 60 days and, in the case of a meeting of shareholders, not less than ten days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the share transfer records are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a distribution (other than a distribution involving a purchase or redemption by the Corporation of any of its own shares) or share dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such distribution or share dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof except where the determination has been made through the closing of share transfer records and the stated period of closing has expired.

Section 6. Fixing Record Dates for Consents to Action. Unless a record date shall have previously been fixed or determined pursuant to this Section 6, whenever action by shareholders is proposed to be taken by consent in writing without a meeting of shareholders, the Board of Directors may fix a record date for the purpose of determining shareholders entitled to consent to that action, which record date shall not precede, and shall not be more than ten days after, the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors and the prior action of the Board of Directors is not required by the Texas Business Corporation Act (herein called the “Act”), the record date for determining shareholders entitled to consent to action in writing without a meeting shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office, such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally noticed.

Section 7. List of Shareholders. The officer or agent of the Corporation having charge of the share transfer records for shares of the Corporation shall make, at least ten days before each meeting of the shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of voting shares held by each, which list, for a period of ten days prior to such meeting, shall be kept on file at the registered office or principal place of business of the Corporation and shall be subject to inspection by any shareholder at any time during the usual business hours of the Corporation. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original share transfer records shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer records or to vote at any meeting of shareholders. Failure to comply with the requirements of this Section shall not affect the validity of any action taken at such meeting.

Section 8. Quorum. A quorum shall be present at a meeting of shareholders if the holders of shares having a majority of the voting power represented by all issued and outstanding shares entitled to vote at the meeting are present in person or represented by proxy at such meeting, unless otherwise provided by the Articles of Incorporation in accordance with the Act. Once a quorum is present at a meeting of shareholders, the shareholders represented in person or by proxy at the meeting may conduct such business as may properly be brought before the meeting until it is adjourned, and the subsequent withdrawal from the meeting of any shareholder or the refusal of any shareholder represented in person or by proxy to vote shall not affect the presence of a quorum at the meeting. If, however, a quorum shall not be present at any meeting of shareholders, the shareholders entitled to vote, present in person or represented by proxy, shall have power to adjourn the meeting, without notice other than announcement at the meeting, until such time and to such place as may be determined by a vote of the holders of a majority of the shares represented in person or by proxy at such meeting until a quorum shall be present. At such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally noticed.

Section 9. Voting. When a quorum is present at any meeting, the vote of the holders of a majority of the shares entitled to vote, present in person or represented by proxy at such meeting, shall decide any matter brought before such meeting, other than the election of directors or a matter for which the affirmative vote of the holders of a specified portion of the shares entitled to vote is required by the Act, and shall be the act of the shareholders, unless otherwise provided by the Articles of Incorporation or these Bylaws in accordance with the Act.

Unless otherwise provided in the Articles of Incorporation or these Bylaws in accordance with the Act, directors of the Corporation shall be elected by a majority of the votes cast by the holders of shares entitled to vote in the election of directors at a meeting of shareholders at which a quorum is present.

At every meeting of the shareholders, each shareholder shall be entitled to such number of votes, in person or by proxy, for each share having voting power held by such shareholder, as is specified in the Articles of Incorporation (including the resolution of the Board of Directors (or a committee thereof) creating such shares), except to the extent that the voting rights of the shares of any class or series are limited or denied by the Articles of Incorporation. At each election of directors, every shareholder shall be entitled to cast, in person or by proxy, the number of votes to which the shares owned by him are entitled for as many persons as there are directors to be elected and for whose election he has a right to vote. Cumulative voting is prohibited by the Articles of Incorporation. Every proxy must be executed in writing by the shareholder. A telegram, telex, cablegram, electronic mail message or similar transmission by the shareholder, or a photographic, photostatic facsimile, or similar reproduction of a writing executed by the shareholder, shall be treated as an execution in writing for the purposes of this Section 9. No proxy shall be valid after 11 months from the date of its execution unless otherwise provided therein. Each proxy shall be revocable unless (i) the proxy form conspicuously states that the proxy is irrevocable, and (ii) the proxy is coupled with an interest, as defined in the Act and other Texas law.

Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the bylaws of such corporation may prescribe or, in the absence of such provision, as the board of directors of such corporation may determine.

Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him, without a transfer of such shares into his name as trustee.

Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without being transferred into his name, if such authority is contained in an appropriate order of the court that appointed the receiver.

A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

Treasury shares, shares of the Corporation’s stock owned by another corporation the majority of the voting stock of which is owned or controlled by the Corporation, and shares of its own stock held by the Corporation in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time.

Section 10. Procedure.

(a) The Chairman of the Board, or such other officer of the Corporation designated by the Board of Directors, will call meetings of the shareholders to order and will act as presiding officer at the meetings. Unless otherwise determined by the Board of Directors prior to the meeting, the presiding officer of the meeting of the shareholders will also determine the order of business and have the authority in his or her sole discretion to regulate the conduct of any such meeting, including without limitation by imposing restrictions on the persons (other than shareholders of the Corporation or their duly appointed proxies) who may attend such shareholders’ meeting, by ascertaining whether any shareholder or his, her or its proxy may be excluded from any meeting of the shareholders based upon any determination by the presiding officer, in his or her sole discretion, that any such person has unduly disrupted or is likely to disrupt the proceedings, and by determining the circumstances in which any person may make a statement or ask questions at any meeting of the shareholders.

(b) At an annual meeting of the shareholders, only such business will be conducted or considered as is properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors in accordance with Section 4, (ii) otherwise properly brought before the meeting by the presiding officer or by or at the direction of a majority of the Board of Directors, or (iii) otherwise properly requested to be brought before the meeting by a shareholder in accordance with Sections 10(c) and (d).

(c) A shareholder who wishes to submit business, other than nominations of directors, for consideration at an annual or special meeting must comply with this Section 10(c). A shareholder who wishes to include business in a proxy statement prepared by the Corporation must also comply with Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

For business, other than nominations of directors, to be properly requested by a shareholder for consideration at an annual or special meeting, the shareholder must (i) be a shareholder of record of the Corporation at the time of the giving of the notice for such meeting provided for in these Bylaws, (ii) be entitled to vote at such meeting, and (iii) have given timely notice in writing to the Secretary, and such business must be a proper matter for shareholder action. To be timely in connection with an annual meeting, a shareholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 90 nor more than 120 calendar days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced more than 30 calendar days prior to such anniversary date or delayed more than 60 calendar days after such anniversary date then to be timely such notice must be received by the Corporation no later than the later of 70 calendar days prior to the date of the annual meeting or the close of business on the 7th calendar day following the earlier of the date on which notice of the annual meeting is first mailed by or on behalf of the Corporation or the day on which public announcement is first made of the date of the annual meeting. To be timely in connection with a special meeting, a shareholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 40 calendar days nor more than 60 calendar days prior to the date of such meeting; provided, however, that in the event that less than 50 calendar days notice or prior public announcement of the date of the special meeting is given or made to the shareholders, the shareholder’s notice to be timely must be so received not later than the close of business on the 7th calendar day following the earlier of the date on which notice of the date of the special meeting was first mailed by or on behalf of the Corporation or the day on which public announcement is first made of the date of the special meeting. In no event shall any adjournment or postponement of an annual or special meeting or the announcement thereof commence a new time period for the giving of the notice required by this Section 10(c).

A shareholder’s notice to the Secretary must set forth as to each matter the shareholder proposes to bring before the annual or special meeting: (A) a description in reasonable detail of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting; (B) the name and address, as they appear on the Corporation’s books, of the shareholder proposing such business and any Shareholder Associated Person (defined below) covered by clauses (C) and (D) below; (C) the class and number of shares of the Corporation that are owned beneficially and of record by the shareholder proposing such business and by any Shareholder Associated Person with respect to the Corporation’s securities, and any derivatives, hedged positions, synthetic and temporary ownership techniques, swaps, securities loans, timed purchases and other economic and voting interests or similar positions, securities or interests held by such shareholder and Shareholder Associated Person with respect to the Corporation’s securities; (D) any material interest of the shareholder proposing such business or any Shareholder Associated Person in such business; and (E) any agreements the shareholder proposing such business or any Shareholder Associated Person has with other persons or entities in connection with such business.

“Shareholder Associated Person” of any shareholder means (i) any person controlling, directly or indirectly, or acting in concert with, such shareholder, (ii) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such shareholder and (iii) any person controlling, controlled by or under common control with such Shareholder Associated Person.

Notwithstanding the foregoing provisions of this Section 10(c), a shareholder must also comply with all applicable requirements of the Exchange Act, and the rules and regulations thereunder with respect to the matters set forth in this Section 10(c). For purposes of this Section 10(c), “public announcement” means disclosure in a press release reported by a national news service or in a document filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act or furnished to shareholders. Nothing in this Section 10(c) will be deemed to affect any rights of shareholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

(d) A shareholder who wishes to nominate a director or directors for election at an annual meeting must comply with this Section 10(d). A shareholder who wishes to include business in a proxy statement prepared by the Corporation must also comply with Rule 14a-8 under the Exchange Act.

For nominations of directors to be properly requested by a shareholder for consideration at an annual or special meeting, the shareholder must (i) be a shareholder of record of the Corporation at the time of the giving of the notice for such meeting provided for in these Bylaws, (ii) be entitled to vote at such meeting, and (iii) have given timely notice in writing to the Secretary. To be timely in connection with an annual meeting, a shareholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 130 nor more than 170 calendar days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced more than 30 calendar days prior to such anniversary date or delayed more than 60 calendar days after such anniversary date then to be timely such notice must be received by the Corporation no later than the later of 120 calendar days prior to the date of the annual meeting or the close of business on the 7th calendar day following the earlier of the date on which notice of the annual meeting is first mailed by or on behalf of the Corporation or the day on which public announcement is first made of the date of the annual meeting. To be timely in connection with a special meeting, a shareholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 80 calendar days nor more than 100 calendar days prior to the date of such meeting; provided, however, that in the event that less than 90 calendar days notice or prior public announcement of the date of the special meeting is given or made to the shareholders, the shareholder’s notice to be timely must be so received not later than the close of business on the 7th calendar day following the earlier of the date on which notice of the date of the special meeting was first mailed by or on behalf of the Corporation or the day on which public announcement is first made of the date of the special meeting. In no event shall any adjournment or postponement of an annual or special meeting or the announcement thereof commence a new time period for the giving of the notice required by this Section 10(d).

A shareholder’s notice to the Secretary must set forth: (A) as to each person whom the shareholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director, if elected; (B) as to the shareholder giving the notice the name and address, as they appear on the Corporation’s books, of such shareholder and any Shareholder Associated Person covered by clause (C) below; (C) as to the shareholder giving the notice the class and number of shares of the Corporation that are owned beneficially and of record by such shareholder and by any Shareholder Associated Person with respect to the Corporation’s securities, and any derivatives, hedged positions, synthetic and temporary ownership techniques, swaps, securities loans, timed purchases and other economic and voting interests or similar positions, securities or interests held by such shareholder and Shareholder Associated Person with respect to the Corporation’s securities; (D) a description of any material relationships, including financial transactions and compensation, between the shareholder giving the notice and any Shareholder Associated Person, on the one hand, and the proposed nominee or nominees, on the other; (E) a completed independence questionnaire regarding the proposed nominee or nominees, which may be obtained from the Secretary of the Corporation; and (F) a written representation from such proposed nominee or nominees that they do not have, nor will they have, any undisclosed voting commitments or other arrangements with respect to their actions as a director. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary that information required to be set forth in a shareholder’s notice of nomination which pertains to the nominee.

Notwithstanding the foregoing provisions of this Section 10(d), a shareholder must also comply with all applicable requirements of the Exchange Act, and the rules and regulations thereunder with respect to the matters set forth in this Section 10(d). For purposes of this Section 10(d), “public announcement” means disclosure in a press release reported by a national news service or in a document filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act or furnished to shareholders. Nothing in this Section 10(d) will be deemed to affect any rights of shareholders to request inclusion of nominations in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

(e) At a special meeting of shareholders, only such business may be conducted or considered as is properly brought before the meeting. To be properly brought before a special meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given in accordance with Section 4 and (ii) if requested to be brought before the meeting by a shareholder, properly requested in accordance with Sections 3, 10(c) and 10(d).

(f) The determination of whether any business sought to be brought before any annual or special meeting of the shareholders is properly brought before such meeting in accordance with this Section 10 will be made by the presiding officer of such meeting. If the presiding officer determines that any business is not properly brought before such meeting, he or she will so declare to the meeting and any such business will not be conducted or considered.

Section 11. Action by Consent. Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting, without prior notice, and without a vote if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the action that is the subject of the consent.

In addition, if the Articles of Incorporation so provide, any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting, without prior notice, and without a vote if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted. Prompt notice of the taking of any action by shareholders without a meeting by less than unanimous written consent shall be given to those shareholders who did not consent in writing to the action.

Every written consent shall bear the date of signature of each shareholder who signs the consent. No written consent shall be effective to take the action that is the subject of the consent unless, within 60 days after the date of the earliest dated consent delivered to the Corporation as set forth below in this Section 11, the consent or consents signed by the holder of holders of shares having not less than the minimum number of votes that would be necessary to take the action that is the subject of the consent are delivered to the Corporation by delivery to its registered office, its principal place of business, or an officer or agent of the Corporation having custody of the records in which proceedings of meetings of shareholders are recorded. Delivery shall be by hand or certified or registered mail, return receipt requested. Delivery to the Corporation’s principal place of business shall be addressed to the President or the Chief Executive Officer of the Corporation. A telegram, telex, cablegram, electronic mail message or similar transmission by a shareholder, or a photographic, photostatic, facsimile, or similar reproduction of a writing signed by a shareholder, shall be regarded as signed by the shareholder for the purposes of this Section 11.

Section 12. Presence at Meetings by Means of Communication Equipment. Shareholders may participate in and hold a meeting of the shareholders by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 12 shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

ARTICLE III

DIRECTORS

Section 1. Number of Directors. The number of directors of the Corporation shall be fixed from time to time by resolution of the Board of Directors, but in no case shall the number of directors be less than one. Until otherwise fixed by resolution of the Board of Directors, the number of directors shall be the number stated in the Articles of Incorporation. No decrease in the number of directors shall have the effect of reducing the term of any incumbent director. Directors shall be elected at each annual meeting of the shareholders by the holders of shares entitled to vote in the election of directors, except as provided in Section 2 of this Article III, and each director shall hold office until the annual meeting of shareholders following his election or until his successor is elected and qualified. Directors need not be residents of the State of Texas or shareholders of the Corporation.

Section 2. Vacancies. Subject to other provisions of this Section 2, any vacancy occurring in the Board of Directors may be filled by election at an annual or special meeting of the shareholders called for that purpose or by the affirmative vote of a majority of the remaining directors, though the remaining directors may constitute less than a quorum of the Board of Directors as fixed by Section 8 of this Article III. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of directors shall be filled by election at an annual meeting or at a special meeting of shareholders called for that purpose or may be filled by the Board of Directors for a term of office continuing only until the next election of one or more directors by the shareholders; provided that the Board of Directors may not fill more than two such directorships during the period between any two successive annual meetings of shareholders. Shareholders holding a majority of shares then entitled to vote at an election of directors may, at any time and with or without cause, terminate the term of office of all or any of the directors by a vote at any annual or special meeting called for that purpose. Such removal shall be effective immediately upon such shareholder action even if successors are not elected simultaneously, and the vacancies on the Board of Directors caused by such action shall be filled only by election by the shareholders.

Notwithstanding the foregoing, whenever the holders of any class or series of shares are entitled to elect one or more directors by the provisions of the Articles of Incorporation, only the holders of shares of that class or series shall be entitled to vote for or against the removal of any director elected by the holders of shares of that class or series; and any vacancies in such directorships and any newly created directorships of such class or series to be filled by reason of an increase in the number of such directors may be filled by the affirmative vote of a majority of the directors elected by such class or series then in office or by a sole remaining director so elected, or by the vote of the holders of the outstanding shares of such class or series, and such directorships shall not in any case be filled by the vote of the remaining directors or the holders of the outstanding shares as a whole unless otherwise provided in the Articles of Incorporation.

Section 3. General Powers. The powers of the Corporation shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, its Board of Directors, which may do or cause to be done all such lawful acts and things, as are not by the Act, the Articles of Incorporation or these Bylaws directed or required to be exercised or done by the shareholders.

Section 4. Place of Meetings. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Texas.

Section 5. Annual Meetings. The first meeting of each newly elected Board of Directors shall be held, without further notice, immediately following the annual meeting of shareholders at the same place, unless by the majority vote or unanimous consent of the directors then elected and serving, such time or place shall be changed.

Section 6. Regular Meetings. Regular meetings of the Board of Directors may be held with or without notice at such time and place as the Board of Directors may determine by resolution.

Section 7. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chief Executive Officer and shall be called by the Secretary on the written request of a majority of the incumbent directors. The person or persons authorized to call special meetings of the Board of Directors may fix the place for holding any special meeting of the Board of Directors called by such person or persons. Notice of any special meeting shall be given at least three hours previous thereto if given either personally (including written notice delivered personally or by telephone notice) or by telex, telecopy, telegram, electronic mail or other means of immediate communication, and at least 72 hours previous thereto if given by written notice mailed or otherwise transmitted to each director at the address of his business or residence. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting. Any director may waive notice of any meeting, as provided in Section 2 of Article IV of these Bylaws. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

Section 8. Quorum and Voting. At all meetings of the Board of Directors, the presence of a majority of the number of directors fixed in the manner provided in Section 1 of this Article III shall constitute a quorum for the transaction of business. At all meetings of committees of the Board of Directors (if one or more be designated in the manner described in Section 9 of this Article III), the presence of a majority of the number of directors fixed from time to time by resolution of the Board of Directors to serve as members of such committees shall constitute a quorum for the transaction of business. The affirmative vote of at least a majority of the directors present and entitled to vote at any meeting of the Board of Directors or a committee of the Board of Directors at which there is a quorum shall be the act of the Board of Directors or the committee, except as may be otherwise specifically provided by the Act, the Articles of Incorporation or these Bylaws. Directors with an interest in a business transaction of the Corporation and directors who are directors or officers or have a financial interest in any other corporation, partnership, association or other organization with which the Corporation is transacting business may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee of the Board of Directors to authorize such business transaction. If a quorum shall not be present at any meeting of the Board of Directors or a committee thereof, a majority of the directors present thereat may adjourn the meeting, without notice other than announcement at the meeting, until such time and to such place as may be determined by such majority of directors, until a quorum shall be present.

Section 9. Committee of the Board of Directors. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate from among its members one or more committees, each of which shall be composed of one or more of its members, and may designate one or more of its members as alternate members of any committee, who may, subject to any limitations imposed by the Board of Directors, replace absent or disqualified members at any meeting of that committee. Any such committee, to the extent provided in the resolution of the Board of Directors designating the committee or in the Articles of Incorporation or these bylaws, shall have and may exercise all of the authority of the Board of Directors of the Corporation, except where action of the Board of Directors is required by the Act or by the Articles of Incorporation. Any member of a committee of the Board of Directors may be removed, for or without cause by the affirmative vote of a majority of the whole Board of Directors. If any vacancy or vacancies occur in a committee of the Board of Directors caused by death, resignation, retirement, disqualification, removal from office or otherwise, the vacancy or vacancies shall be filled by the affirmative vote of a majority of the whole Board of Directors. Such committee or committees shall have such name or names as may be designated by the Board of Directors and shall keep regular minutes of their proceedings and report the same to the Board of Directors when required.

Section 10. Compensation of Directors. Unless otherwise provided by resolution of the Board of Directors, directors, as members of the Board of Directors or of any committee thereof, shall not be entitled to receive any stated salary for their services. Nothing herein contained, however, shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 11. Action by Unanimous Consent. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if a written consent, setting forth the action so taken, is signed by all the members of the Board of Directors or the committee, as the case may be, and such written consent shall have the same force and effect as a unanimous vote at a meeting of the Board of Directors.

Section 12. Presence at Meetings by Means of Communications Equipment. Members of the Board of Directors of the Corporation or any committee designated by the Board of Directors, may participate in and hold a meeting of such board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 12 shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

ARTICLE IV

NOTICES

Section 1. Form of Notice. Whenever under the provisions of the Act, the Articles of Incorporation or these Bylaws, notice is required to be given to any director of shareholder, and no provision is made as to how such notice shall be given, it shall not be construed to mean personal notice exclusively, but any such notice may be given in writing, by mail, postage prepaid, or by telex, telecopy or telegram, electronic mail or other means of immediate communication, addressed or transmitted to such director or shareholder at such address as appears on the books of the Corporation. Any notice required or permitted to be given by mail shall be deemed to be given at the time when the same be thus deposited, postage prepaid, in the United States mail as aforesaid. Any notice required or permitted to be given by telex, telecopy, telegram, electronic mail or other means of immediate communication shall be deemed to be given at the time of actual delivery.

Section 2. Waiver. Whenever under the provisions of the Act, the Articles of Incorporation or these Bylaws, any notice is required to be given to any director or shareholder of the Corporation, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated in such notice, shall be equivalent to the giving of such notice.

Section 3. When Notice Unnecessary. Whenever under the provisions of the Act, the Articles of Incorporation or these Bylaws, any notice is required to be given to any shareholder, such notice need not be given to the shareholder if (1) notice of two consecutive annual meetings and all notices of meetings held during the period between those annual meetings, if any, or (2) all (but in no event less than two) payments (if sent by first class mail) of distributions or interest on securities during a 12-month period have been mailed to that person, addressed at his address as shown on the records of the Corporation, and have been returned undeliverable. Any action or meeting taken or held without notice to such a person shall have the same force and effect as if the notice had been duly given. If such a person delivers to the Corporation a written notice setting forth his then current address, the requirement that notice be given to that person shall be reinstated.

ARTICLE V

OFFICERS

Section 1. General. The elected officers of the Corporation shall be a President and a Secretary. The Board of Directors may also elect or appoint a Chairman of the Board, one or more Vice Presidents, one or more Assistant Vice Presidents, one or more Assistant Secretaries, a Treasurer and one or more Assistant Treasurers, all of whom shall also be officers. Two or more offices may be held by the same person.

Section 2. Election. The Board of Directors shall elect the officers of the Corporation at each annual meeting of the Board of Directors. The Board of Directors may appoint such other officers and agents as it shall deem necessary and shall determine the salaries of all officers and agents from time to time. The officers shall hold office until their successors are chosen and qualified. No officer need be a member of the Board of Directors except the Chairman of the Board, if one be elected. Any officer elected or appointed by the Board of Directors may be removed, with or without cause, at any time by a majority vote of the whole Board. Election or appointment of an officer or agent shall not of itself create contract rights.

Section 3. Chairman of the Board. The Chairman of the Board, if any, shall be the Chief Executive Officer of the Corporation and, subject to the provisions of these Bylaws, shall have general supervision of the affairs of the Corporation and shall have general and active control of all its business. He shall preside, when present, at all meetings of shareholders and at all meetings of the Board of Directors. He shall see that all orders and resolutions of the Board of Directors and the shareholders are carried into effect. He shall have general authority to execute bonds, deeds and contracts in the name of the Corporation and affix the corporate seal thereto; to sign stock certificates; to cause the employment or appointment of such employees and agents of the Corporation as the proper conduct of operations may require, and to fix their compensation, subject to the provisions of these Bylaws; to remove or suspend any employee or agent who shall have been employed or appointed under his authority or under authority of an officer subordinate to him; to suspend for cause, pending final action by the authority which shall have elected or appointed him, any officer subordinate to the Chairman of the Board; and, in general, to exercise all the powers and authority usually appertaining to the chief executive officer of a corporation, except as otherwise provided in these Bylaws.

Section 4. President. In the absence of a Chairman of the Board, the President shall be the ranking and Chief Executive officer of the Corporation, and shall have the duties and responsibilities, and the authority and power, of the Chairman of the Board. The President shall be the Chief Operating Officer of the Corporation and as such shall have, subject to review and approval of the Chairman of the Board, if one be elected, the responsibility for the operation of the Corporation and the authority of the Chairman of the Board.

Section 5. Vice Presidents. In the absence of the President or in the event of his inability or refusal to act, the Vice President, if any (on in the event there be more than one, the Vice Presidents in the order designated or, in the absence of any designation, then in the order of their election), shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice President shall perform such other duties and have such other powers as the Board of Directors, the Chief Executive Officer or the Chief Operating Officer may from time to time prescribe. The Vice President in charge of finance, if any, shall also perform the duties and assume the responsibilities described in Section 9 of this Article for the Treasurer, and shall report directly to the Chief Executive Officer of the Corporation.

Section 6. Assistant Vice Presidents. In the absence of a Vice President or in the event of his inability or refusal to act, the Assistant Vice President, if any (or, if there be more than one, the Assistant Vice Presidents in the order designated or, in the absence of any designation, then in the order of their election), shall perform the duties and exercise the powers of that Vice President, and shall perform such other duties and have such other powers as the Board of Directors, the Chief Executive Officer, the Chief Operating Officer or the Vice President under whose supervision he is appointed may from time to time prescribe.

Section 7. Secretary. The Secretary shall attend and record minutes of the proceedings of all meetings of the Board of Directors and any committees thereof and all meetings of the shareholders. He shall file the records of such meetings in one or more books to be kept by him for that purpose. Unless the Corporation has appointed a transfer agent or other agent to keep such a record, the Secretary shall also keep at the Corporation’s registered office or principal place of business a record of the original issuance of shares issued by the Corporation and a record of each transfer of those shares that have been presented to the Corporation for registration or transfer. He shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the Chief Executive

Officer, under whose supervision he shall be. He shall have custody of the corporate seal of the Corporation and he, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it, and when so affixed, it may be attested by his signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature. The Secretary shall keep and account for all books, documents, papers and records of the Corporation except those for which some other officer or agent is properly accountable. He shall have authority to sign stock certificates and shall generally perform all the duties usually appertaining to the office of the secretary of a corporation.

Section 8. Assistant Secretaries. In the absence of the Secretary or in the event of his inability or refusal to act, the Assistant Secretary, if any (or, if there be more than one, the Assistant Secretaries in the order designated or, in the absence of any designation, then in the order of their election), shall perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors, the Chief Executive Officer or the Secretary may from time to time prescribe.

Section 9. Treasurer. The Treasurer, if any (or the Vice President in charge of finance, if one be elected), shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chief Executive officer and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, he shall give the Corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration of the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation. The Treasurer shall be under the supervision of the Vice President in charge of finance, if any, and he shall perform such other duties as may be prescribed by the Board of Directors, the Chief Executive Officer or any such Vice President in charge of finance.

Section 10. Assistant Treasurers. In the absence of the Treasurer or in the event of his inability or refusal to act, the Assistant Treasurer, if one be elected (or, if there shall be more than one, the Assistant Treasurer in the order designated or, in the absence of any designation, then in the order of their election), shall perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors, the Chief Executive Officer or the Treasurer may from time to time prescribe.

Section 11. Bonding. If required by the Board of Directors, all or certain of the officers shall give the Corporation a bond, in such form, in such sum and with such surety or sureties as shall be satisfactory to the Board, for the faithful performance of the duties of their office and for the restoration to the Corporation, in case of their death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in their possession or under their control belonging to the Corporation.

ARTICLE VI

CERTIFICATES REPRESENTING SHARES

Section 1. Form of Certificates. The Corporation shall deliver certificates representing all shares to which shareholders are entitled. Certificates representing shares of the Corporation shall be in such form as shall be approved and adopted by the Board of Directors and shall be numbered consecutively and entered in the share transfer records of the Corporation as they are issued. Each certificate shall state on the face thereof that the Corporation is organized under the laws of the State of Texas, the name of the registered holder, the number and class of shares, and the designation of the series, if any, which said certificate represents, and either the par value of the shares or a statement that the shares are without par value. Each certificate shall also set forth on the back thereof a full or summary statement of matters required by the Act or the Articles of Incorporation to be described on certificates representing shares, and shall contain a conspicuous statement on the face thereof referring to the matters set forth on the back thereof. Certificates shall be signed by the Chairman of the Board, President or any Vice President and the Secretary or any Assistant Secretary, and may be sealed with the seal of the Corporation. Either the seal of the Corporation or the signatures of the Corporation’s officers or both may be facsimiles. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on such certificate or certificates, shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates have been delivered by the Corporation or its agents, such certificate or certificates may nevertheless be issued and delivered as though the person or persons who signed the certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the Corporation.

Section 2. Lost Certificates. The Corporation may direct that a new certificate be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost or destroyed. When authorizing the issue of a new certificate, the Board of Directors, in its discretion and as a condition precedent to the issuance thereof, may require the owner of the lost or destroyed certificate, or his legal representative, to advertise the same in such manner as it shall require and/or give the Corporation a bond in such form, in such sum, and with such surety or sureties as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

Section 3. Transfer of Shares. Shares of stock shall be transferable only on the share transfer records of the Corporation by the holder thereof in person or by his duly authorized attorney. Subject to any restrictions on transfer set forth in the Articles of Incorporation, these Bylaws or any agreement among shareholders to which this Corporation is a party or has notice, upon surrender to the Corporation or to the transfer agent of the Corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation or the transfer agent of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 4. Registered Shareholders. Except as otherwise provided in the Act or other Texas law, the Corporation shall be entitled to regard the person in whose name any shares issued by the Corporation are registered in the share transfer records of the Corporation at any particular time (including, without limitation, as of the record date fixed pursuant to Section 5 or Section 6 of Article II hereof) as the owner of those shares and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof.

ARTICLE VII

INDEMNIFICATION OF OFFICERS AND DIRECTORS

Section 1. General. The Corporation may, in its sole discretion, indemnify and advance expenses to directors, officers, employees, and agents of the Corporation and to other persons to the full extent and under the circumstances permitted by Tex. Bus. Corp. Act Ann. art. 2.02-1 as now enacted or as may be hereafter amended. The Corporation shall have the power to purchase and maintain at its cost and expense insurance or another arrangement on behalf of directors, officers, employees and agents of the Corporation and on behalf of other persons, in such amounts and on such terms and conditions as the Corporation in its sole discretion deems appropriate, to the full extent and under the circumstances permitted by Tex. Bus. Corp. Act Ann. art. 2.02-1 as now enacted or as may be hereafter amended. The provisions of Tex. Bus. Corp. Act Ann. art. 2.02-1 as now enacted or as may be hereafter amended, are specifically incorporated by reference herein. To the fullest extent permitted by Texas statutory or decisional law, as the same exists or may hereafter be amended or interpreted, a director of the Corporation shall not be liable to the Corporation or its shareholders for any action or omission in such director’s capacity as a director. Any repeal or amendment of this Article, or adoption of any other provision of these Bylaws inconsistent with this Article, by the shareholders of the Corporation shall be prospective only and shall not adversely affect any limitation on the liability to the Corporation or its shareholders of a director of the Corporation existing at the time of such repeal, amendment or adoption of an inconsistent provision.

ARTICLE VIII

GENERAL PROVISIONS

Section 1. Distributions and Share Dividends. Distributions or share dividends to the shareholders of the Corporation, subject to the provisions of the Act and the Articles of Incorporation and any agreements or obligations of the Corporation, if any, may be declared by the Board of Directors at any regular or special meeting. Distributions may be declared and paid in cash or in property (other than shares or rights to acquire shares of the Corporation), provided that all such declarations and payments of distributions, and all declarations and issuances of share dividends, shall be in strict compliance with all applicable laws and the Articles of Incorporation.

Section 2. Reserves. There may be created by resolution of the Board of Directors out of the surplus of the Corporation such reserve or reserves as the Board of Directors from time to time, in its discretion, deems proper to provide for contingencies, or to equalize distributions or share dividends, or to repair or maintain any property of the Corporation, or for such other proper purpose as the Board shall deem beneficial to the Corporation, and the Board may increase, decrease or abolish any reserve in the same manner in which it was created.

Section 3. Fiscal Year. The fiscal year of the Corporation shall be determined by the Board of Directors.

Section 4. Seal. The Corporation shall have a seal which may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced. Any officer of the Corporation shall have authority to affix the seal to any document requiring it.

Section 5. Resignation. Any director, officer or agent of the Corporation may resign by giving written notice to the President or the Secretary. The resignation shall take effect at the time specified therein, or immediately if no time is specified therein. Unless specified in such notice, the acceptance of such resignation shall not be necessary to make it effective.

ARTICLE IX

AMENDMENTS TO BYLAWS

Unless otherwise provided by the Articles of Incorporation or a bylaw adopted by the shareholders of the Corporation, these Bylaws may be amended or repealed, or new Bylaws may be adopted, at any meeting of the shareholders of the Corporation or of the Board of Directors at which a quorum is present, by the affirmative vote of the holders of a majority of the shares or the directors, as the case may be, present at such meeting.

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